UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934 (Amendment No.)

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International Stem Cell Corporation
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March 21, 2008
Dear Stockholder:

This year’s annual meeting of stockholders will be held on Tuesday, April 22, 2008, at 9:00 a.m. local time, at the Hilton Garden Inn, located at 6450 Carlsbad Boulevard, Carlsbad, CA 92011. You are cordially invited to attend.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describes the formal business to be conducted at the meeting, follow this letter.

It is important that you use this opportunity to take part in the affairs of International Stem Cell Corporation by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

A copy of International Stem Cell Corporation’s Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review International Stem Cell Corporation’s activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Sincerely yours,
Kenneth C. Aldrich
Chief Executive Officer and Chairman

2595 Jason Court
Oceanside, California 92056
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 22, 2008

TO OUR STOCKHOLDERS:

Notice is hereby given that the annual meeting of the stockholders of International Stem Cell Corporation, a Delaware corporation, will be held on April 22, 2008, at 9:00 a.m. local time, at the Hilton Garden Inn, located at 6450 Carlsbad Boulevard, Carlsbad CA 92011, for the following purposes:

1. To elect six directors to hold office for a one-year term and until their respective successors are elected and qualified.

2. To ratify the selection of Vasquez and Company, LLP as our independent auditors for the fiscal year ending December 31, 2008.

3. To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 11, 2008 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement.

William B. Adams Chief Financial Officer and Secretary Oceanside, California

March 21, 2008

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of International Stem Cell Corporation, a Delaware corporation, for use at its annual meeting of stockholders to be held on April 22, 2008, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy are being mailed to stockholders on or about March 25, 2008.

SOLICITATION AND VOTING

Voting Securities.  Only stockholders of record as of the close of business on March 11, 2008, will be entitled to vote at the meeting and any adjournment thereof. As of March 11, 2008, we had 35,369,495 shares of Common Stock and 1,000,000 shares of Class A Preferred Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her and each holder of shares of Preferred Stock is entitled to one vote for each share of Preferred Stock, plus one additional vote for each 20 shares held by such holder. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes.  A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, and ratification of auditors.

Solicitation of Proxies.  We will bear the entire cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, we may retain a proxy solicitation firm or other third party to assist us in collecting or soliciting proxies from our stockholders, although we do not currently plan on retaining such a proxy solicitor.

Voting of Proxies.  All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of each proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to William Adams, the Secretary of International Stem Cell Corporation, a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We have an unclassified Board of Directors that consists of six directors. Our outside (non-employee) directors are elected for a term of one year and are up for election every year. In connection with the 2008 annual meeting of stockholders we will be electing three outside Directors. Once elected, directors serve until their respective successors are duly elected and qualified.

The outside nominees recommended by the Board of Directors for election are Donald A. Wright, Paul V. Maier and Edward O. Hunter. Each of Donald A. Wright, Paul V. Maier and Edward O. Hunter are current members of our Board of Directors and, if elected, they will serve as directors until our annual meeting of stockholders in 2009 and until their successors, if any are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

The inside (employee) nominees recommended for re-election are Kenneth C. Aldrich, William B. Adams and Jeffrey D. Janus. All are current members of our Board of Directors and, if elected, they will serve as directors until our annual meeting of stockholders in 2009 and until their successors, if any are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

If a quorum is present and voting at the meeting, the six nominees for directors receiving the highest number of votes will be elected as the directors. Abstentions and broker non-votes have no effect on the vote.

The Board of Directors recommends a vote “FOR” each of the nominees named above.

The following table sets forth, the director nominees to be elected at this meeting, information with respect to their ages and background:

Name	Principal Occupation	Age	Director Since

Donald A. Wright	President and Chief Executive Officer, Confluence Capital Group, Inc.	54	2007
Paul V. Maier	Independent Financial Consultant	60	2007
Edward O. Hunter	Attorney, Robinson & Robinson, LLP	60	2007
Kenneth C. Aldrich	Chairman of the Board	69	2006
Jeffrey D. Janus	President	51	2006
William B. Adams	Chief Financial Officer and Secretary	64	2006

Nominees for Election at this Meeting

Donald A. Wright became a director on March 1, 2007. Mr. Wright is currently President and Founder of Everett, Washington-based Confluence Capital Group Inc., which provides consulting services to institutional investors, debt holders and public and private companies. Mr. Wright was Chief Executive Officer and President of Pacific Aerospace & Electronics, Inc., an engineering and manufacturing company that he helped to found and that designs, manufactures and sells components primarily for the aerospace, defense and transportation industries, from 1995 until 2006. Mr. Wright remains non-Executive Chairman of Pacific Aerospace.

Paul V. Maier became a director on July 19, 2007 and has over 20 years of experience as a senior executive in biotechnology and pharmaceutical companies.  Mr. Maier is currently an independent financial consultant.  Previously, Mr. Maier was Senior Vice President and Chief Financial officer of Ligand Pharmaceuticals, Inc. (NASDAQ: LGND) a commercial stage biopharmaceutical company, a position he held from 1992 to 2007.  From 1990 to 1992, Mr. Maier served as Vice President, Finance of DFS West, a division of DFS Group, LP a private multinational retailer.  From 1984 to 1990, Mr. Maier was employed by ICN Pharmaceuticals, a pharmaceutical and biotechnology research products company, where he held various executive positions in finance and general management in ICN as well as SPI Pharmaceuticals, a publicly held subsidiary.  Mr. Maier currently serves on public Boards for Pure Bioscience and Hana Biosciences.    Mr. Maier received an MBA from Harvard Business School and a BS from Pennsylvania State University.

Edward O.  Hunter became a director on July 19, 2007 and brings more than 30 years experience in International Law, Corporate Governance and best practices.  An attorney with Robinson & Robinson LLP in Irvine, California since 2002, he currently serves as a director of En Pointe Technologies, Inc. (NASDAQ:ENPT), where he serves on the Audit and Compensation Committees, as well as a non-US private equity funded corporation, Ovex Technologies (Pvt.) Limited. He has advised or served on numerous private company and nonprofit boards as well. Mr. Hunter has worked at the SEC in Washington, D.C., was in-house legal counsel from 1974 to 1982 at General Motors Corporation in Detroit, moved to Toyota Motors in Torrance, California from 1982 through 1990, and practiced with the law firm of LeBoeuf, Lamb, Green & MacRae, a large multi-national firm from 1991 through 2000.  He earned his JD with honors from The George Washington University National Law Center in Washington, DC, and a BA with honors from the University of Utah.

Kenneth C. Aldrich, Chairman, CEO and Co-Founder, has been active in venture capital investing and private equity since 1975. Having previously served as Chairman, Mr. Aldrich assumed the role of CEO in January 2008 upon the death of the incumbent COE, Jeffrey Krstich.  He is also a Managing Director of Convergent Ventures, an early-stage life sciences investment company, and an active member of Tech Coast Angels. Through those entities and predecessor companies, he has provided early-stage funding and management for a variety of biomedical and technology start-ups. During the last five years he has held the following positions: WaveTec Vision Systems, an ophthalmic device company (Director and co-founder), Neurion Pharmaceuticals, Inc., a drug discovery and evaluation company (Director and co-founder), and Orfid Corporation, a developer of organic transistors (Director and co-founder). He is also director of Green Dot Corporation, the world’s largest issuer of prepaid debit cards.  Mr. Aldrich holds degrees, with honors, from both Harvard University and Harvard Law School.

Jeffrey D. Janus, President, has over eighteen years of creating profitable commercial cell based businesses and building corporate value as a result. Over the past five years, Mr. Janus was employed as President for PacgenCelco which later became Lifeline Cell Technology of which he was a cofounder.  Mr. Janus helped build Clonetics Corporation as a director of finance and marketing, to become the leading provider of human cells and media products to both the research and therapeutic markets, through its inception in 1989 and eventual purchase by BioWhittaker and ultimately Cambrex Corporation. Mr. Janus has an MBA from San Diego State University and a Bachelor's degree in Biochemistry from the University California, Davis.

William B. Adams, CPA, CFO and Co-Founder of International Stem Cell Corporation for the past seven years.  He has 30 years of experience in the corporate consulting and financing arenas. Mr. Adams has provided seed capital and secondary and bridge financing to numerous start-up companies both individually and as a manager of various private investment partnerships. He is an advisor to Convergent Investors, LLC (also known as "CV-I"). Mr. Adams served as CFO of Neurion Pharmaceuticals, Inc., a CV-I portfolio company. Through investments prior to the formation of Convergent Ventures, Mr. Adams is a co-founder of WaveTec Vision Systems, an ophthalmic device company and Lifeline Cell Technology, LLC. He served as President of Wm. Adams Accountancy Corporation and was a founder of Dimensional Planning Group, a management consulting and financial planning company. Previously, Mr. Adams was an accountant at Ernst & Ernst (now Ernst & Young). Mr. Adams holds a B.S. in Accounting from California State University, Long Beach and is on the alumni Board of Ernst & Young in Los Angeles. He is also on the board of the Los Angeles Counsel of Boy Scouts of America.

The above directors have been nominated to serve as directors of International Stem Cell Corporation until 2009 and your vote is required for election of these directors.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that each of the outside members of the Board of Directors is an independent director for purposes of the listing requirements of Nasdaq Marketplace Rules.

Executive Sessions

Our independent directors meet in executive session without management present each time the Board holds its regularly scheduled meetings.

Board Meetings and Committees

The Board of Directors held 4 meetings during the fiscal year ended December 31, 2007. The Board of Directors has an Audit Committee, Compensation Committee, and a Governance Committee. During the last fiscal year, each director attended all of meetings of the Board and all of the committees of the Board on which such director served during that period.

Audit Committee.

The members of the Audit Committee are Paul V. Maier (Chairman), Donald A. Wright and Edward O. Hunter. Each of the members of the Audit Committee satisfies the independence requirements established by the Nasdaq Marketplace Rules. Mr. Maier is an audit committee financial expert, as defined in the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter that is available on our website at: www.internationalstemcell.com. The Audit Committee conducts an annual review of this charter in addition to an annual review of the committee’s overall performance. The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the function of the Audit Committee includes retaining our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The Audit Committee held 2 meetings during the fiscal year ended December 31, 2007.  The Committee meets and confers at least quarterly with the outside auditors and conducts and executive session without management at each meeting.

Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Governance Committee.

The members of the Governance Committee are Donald A. Wright, (Chairman), Edward O. Hunter and Paul V. Maier. Each of the members of the Governance Committee satisfy the independence requirements established by the Nasdaq Marketplace Rules. The Governance Committee operates under a written charter that is available on our website at: www.internationalstemcell.com. The Governance Committee conducts an annual review of this charter in addition to an annual review of the committee’s overall performance. The primary responsibilities of the Governance Committee are to (i) recommend applicable corporate governance principles, codes of conduct and compliance mechanisms, (ii) evaluate the effectiveness of the board and board committees; (iii) evaluate the effectiveness of senior management and succession planning; (iv) review the corporation’s directors policies, such as compensation, meeting attendance fees as well as other director compensation programs and policies; (v) examine board meeting policies, such as meeting schedule and location, meeting agenda, the presence and participation of non-director senior executives and written materials distributed in advance of meeting; (vi) review the board’s committee structure, including each committee’s charter and size; and (vii) review its procedures and policies to ensure that they fit the committee’s circumstances and operations and are sufficiently formalized to satisfy the scrutiny of public disclosure. The Governance Committee held 1 meeting during the fiscal year ended December 31, 2007.

The Governance Committee’s goal is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience. There are no stated minimum criteria for director nominees, but the Governance Committee believes that at least one member of the Board meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under the Nasdaq Marketplace Rules. The Governance Committee also believes it appropriate for certain key members of management to participate as members of the Board.

When considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by our stockholders, the Governance Committee will review the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest, existing time commitments and the ability to act in the interests of all stockholders. Once a potential qualified candidate is identified, multiple members of the Governance Committee will interview that candidate. The committee may also ask the candidate to meet with non-committee members of the Board and/or members of management and, if the committee believes a candidate would be a valuable addition to the Board, it will recommend that candidate to the full Board.

Pursuant to the terms of its charter, the Governance Committee will consider qualified director candidates suggested by our stockholders. Stockholders may recommend individuals for the Governance Committee to consider as potential director candidates by submitting the candidate’s name, contact information and biographical information in writing to the “International Stem Cell Corporation Governance Committee” c/o Corporate Secretary, 2595 Jason Court, Oceanside, California 92056. The biographical information and background materials will be forwarded to the Governance Committee for its review and consideration. The committee’s review of candidates identified by our stockholders is essentially identical to the review process for candidates identified by the committee. The Governance Committee will review periodically whether a more formal policy regarding stockholder nominations should be adopted. In addition to the process discussed above regarding the consideration of the Governance Committee of candidates suggested by our stockholders, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our annual meeting of stockholders.

Compensation Committee.

The members of the Compensation Committee are Donald A. Wright (Chairman), Edward O. Hunter, Paul V. Maier.  Each of the members of the Compensation Committee satisfy the independence requirements established by the Nasdaq Marketplace Rules.  The Compensation Committee operates under a written charter that is available on our website at: www.internationalstemcell.com. The Compensation Committee’s responsibilities are to (i) establish and modify through consultation with senior management, the Company’s general compensation philosophy and oversee the development and implementation of executive compensation programs and policies with respect to the engagement of individuals as independent contractors of the company; (ii) annually review and approve goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate performance and set compensation (including base salary, incentive compensation and equity based awards of the Chief Executive officer; (iii) review and approve the compensation (including base salary, incentive compensation and equity-based awards) of officers above the level of Vice President, review and approve compensation guidelines for all other officers, review compensation of Managing Directors above the equivalent level of Vice president and review and approve the compensation guidelines for all other officers;  (iv) review the terms of the Company’s incentive compensation plans, equity based plans, retirement plans, deferred compensation plans and welfare benefit plans; (v) review policies with respect to Post-Service Arrangements and Perquisites provided to officers above the level of Vice President, including the Chief Executive Officer and perquisites policies for Vice Presidents; (vi) appointment and monitoring of name fiduciaries; (vii) review and discuss compensation discussion and analysis section proposed for inclusion in the Company’s annual report on Form 10-K and annual proxy statements, review the related tabular and other disclosures about director and executive compensation proposed by management for inclusion in the Company’s annual report and proxy statement; (viii) produce an annual report for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations; (ix) evaluate its own performance on an annual basis and develop criteria for such evaluation; (x) have access to consultants including authority to select, retain and terminate counsel, consultants and other experts; (xi) delegate  any of its responsibilities to a subcommittee comprised of one or more members of the Committee, the Board or members of management; (xii) carry out other duties as may be delegated to it by the Board of Directors.  The Compensation Committee held 1 meeting during the fiscal year ended December 31, 2007.

In determining executive compensation, the Committee shall annually review and approve the Company’s goals and objectives relevant to the compensation of Executive Officers and shall evaluate the performance of Executive Officer in light of those goals and objectives.  Based on such evaluation, the Committee shall have the sole authority to set the compensation (including base salary, incentive compensation and equity-based awards) of the Executive Officers.  In determining incentive compensation, the Committee shall consider, among other factors it deems appropriate, the Company's performance and relative shareholder return, the value of similar incentive awards to Executive Officers at comparable companies, and the awards given to management in prior years.

Communications with Directors

Any stockholder who desires to contact any members of our Board of Directors may do so by writing to: Board of Directors, c/o Corporate Secretary, 2595 Jason Court, Oceanside, California 92056. Communications received in writing are distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. Alternatively, any stockholder who desires to contact an independent member of our Board of Directors directly, may contact the Chairman of our Board of Directors, Kenneth C. Aldrich, electronically by sending an email to the following address: kaldrich@intlstemcell.com.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend.

Code of Conduct and Ethics

The Board has adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of International Stem Cell Corporation has selected Vasquez and Company, LLP as independent auditors to audit the consolidated financial statements of International Stem Cell Corporation for the fiscal year ending December 31, 2008. Vasquez and Company, LLP has acted in such capacity since its appointment in December 2005. A representative of Vasquez and Company LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Vasquez and Company, LLP as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Vasquez and Company, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

The following table sets forth the aggregate fees billed to International Stem Cell Corporation for the fiscal year ended December 31, 2007 and 2006 by Vasquez and Company, LLP:

	Fiscal 2007	Fiscal 2006

Audit Fees(1)	$90,100	$81,905
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$—

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, shall ratify the appointment of Vasquez and Company, LLP as our independent auditor for the fiscal year ending December 31, 2008. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Vasquez and Company, LLP as our independent auditors for the fiscal year ending December 31, 2008.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees International Stem Cell Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, Vasquez and Company, LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles. The Audit Committee consists of three directors, each of whom, in the judgment of the Board, is an “independent director” as defined in the listing standards for the Nasdaq Marketplace Rules. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Vasquez and Company, LLP. The Committee has also discussed and reviewed with the auditors all matters required to be disclosed in Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with Vasquez and Company, LLP, with and without management present, to discuss the overall scope of the Vasquez and Company, LLP audit, the results of its examinations, its evaluations of International Stem Cell Corporation’s internal controls and the overall quality of the company’s financial reporting.

The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and International Stem Cell Corporation that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the committee recommended to the Board of Directors that International Stem Cell Corporation’s audited financial statements be included in International Stem Cell Corporation’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

AUDIT COMMITTEE:
Paul V. Maier (Chairman)
Edward O. Hunter
Donald A. Wright

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Goals of Compensation Program
The primary goals of our Compensation Committee with respect to the compensation of our executive officers are: (i) to attract and retain talented and dedicated executives; (ii) to tie annual and long-term cash and stock incentives to the achievement of specified company and individual performance criteria; and (iii) to align executives’ compensation incentives to achievements that we believe will lead to stockholder value creation. To achieve these goals, the Compensation Committee maintains compensation plans that tie a substantial portion of executives’ overall compensation to the achievement of key operational, clinical and financial goals. The Compensation Committee also evaluates the performance of each individual executive officer against specific individual performance criteria. The Compensation Committee believes that the compensation for our executive officers is comparable with executives in other companies of similar size and stage of development operating in our industry, while taking into account our relative performance and our own strategic goals.

Elements of Compensation
We currently have a relatively simple compensation structure that is comprised of: (i) base salary; (ii) annual cash and equity incentive awards; and (iii) stock options.

Base Salary
Base salaries for our executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we target salaries for our executive officers near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience as well as the company’s financial position. For 2007, this review occurred in the first quarter and the annual base salaries for the executive officers named in the 2007 Summary Compensation Table below were set at the following levels:

Name	2007 Annual Base Salary

Jeff Krstich	$220,000	(1)
Kenneth C. Aldrich	$180,000
Jeffrey D. Janus	$220,000
William B. Adams	$180,000

(1) In January 2008, Mr. Krstich passed away. The Chairman of the Board, Kenneth C. Aldrich has assumed the position of Chief Executive Officer.

Cash and Equity Incentives
The Compensation Committee has not established a cash and equity bonus structure for our executive officers. However, Messrs. Krstich, Janus and Adams officers earned a cash bonus in the amount $50,000 each in 2007 based on their services expanding the infrastructure of the company during the prior year.  The bonus to Messrs. Krstich, Janus and Adams was paid in recognition of their services in the prior year in restructuring the company to facilitate public financing and building and staffing the Company’s Oceanside, California office. There were no equity awards issued to executives during 2007.

As of the date of this Proxy Statement, the Compensation Committee has not established the 2008 cash and equity bonus structure for our executive officers.

Stock Options
Our 2006 Stock Plan authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants. Our Compensation Committee is the administrator of this stock plan. Stock option grants are made at the commencement of employment and may also be made following a significant change in job responsibilities or to meet other special retention or performance objectives. The Compensation Committee reviews and recommends initial stock option awards for executive officers based upon a review of competitive compensation data. In appropriate circumstances, the Compensation Committee considers the recommendations of our Chief Executive Officer when determining the amount of an initial option grant or the amount of an annual incentive option grant for executive officers. Stock options granted by us have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest 2% per month based upon continued employment over approximately a four-year period, and generally expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended.

Potential Components of Compensation
In addition to granting incentive and nonstatutory stock options, our 2006 Stock Plan provides for the granting of restricted stock, restricted stock units, stock appreciation rights, performance units and shares, deferred compensation awards and other stock-based awards. The Compensation Committee may utilize some or all of these types of awards for executive officers if it believes that such awards are necessary to further the goals of the compensation program.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors of International Stem Cell Corporation, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in International Stem Cell Corporation’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

THE COMPENSATION COMMITTEE
Donald A. Wright (Chair)
Edward O. Hunter
Paul V. Maier

Compensation Committee Interlocks and Insider Participation

During thed fiscal year 2007, the compensation committee members were Mr. Wright, Mr. Hunter and Mr. Maier.  None of the members of the Compensation Committee are or have been an officer or employee of International Stem Cell Corporation. During fiscal 2007 and 2006, no member of the Compensation Committee had any relationship with International Stem Cell Corporation requiring disclosure under Item 404 of Regulation S K. During fiscal 2007 and 2006, none of International Stem Cell Corporation’s executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on International Stem Cell Corporation’s Compensation Committee or Board of Directors.

Summary Compensation Table

The following table sets forth information concerning the compensation earned by our most highly compensated executive officers during the fiscal year ended December 31, 2007 and 2006.

2007 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)

Jeff Krstich (4)	2007	$220,000	$50,000	—	—	—	$270,000
Chief Executive Officer	2006	$117,090	—	$935,000	—	$25,000	$1,077,090

Kenneth C. Aldrich	2007	$180,000	—	—	—	—	$180,000
Chairman	2006	$100,000	—	$233,750	—	—	$259,975

Jeffrey D. Janus	2007	$220,000	$50,000	$—	—	$20,129	$290,129
President of Lifeline Cell Technology	2006	$153,757	—	$233,750	—	—	$387,507

William B. Adams	2007	$180,000	$50,000		—	—	$230,000
Chief Financial Officer	2006	$105,269	—	$233,750	—	—	$339,019

(1)
Performance-based bonuses are generally paid pursuant to our annual compensation guidelines and reported as Non-Equity Incentive Plan Compensation. Except as otherwise noted, amounts reported as Bonus represent discretionary bonuses in addition to the amount (if any) earned under the annual compensation guidelines.

(2)
Valuation based on the dollar amount recognized for financial statement reporting purposes pursuant to FAS 123R. The assumptions used with respect to the valuation of option grants are set forth in Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

(3)
Pursuant to the terms of Mr. Krstich and Mr. Janus’ employment agreement, they were reimbursed for moving expenses incurred by them in connection with relocating to the corporate headquarters located in Oceanside California.

(4)	Mr. Krstich Passed away in January 2008.

Grants of Plan-Based Awards

     No plan-based awards were granted in 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2007:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

								Equity	Equity
								Incentive	Incentive
			Equity					Plan	Plan
			Incentive					Awards:	Awards:
			Plan					Number of	Market or
			Awards:					Unearned	Payout Value
	Number of	Number of	Number of			Number of	Market	Shares,	of Unearned
	Securities	Securities	Securities			Shares or	Value of	Units or	Shares,
	Underlying	Underlying	Underlying			Units of	Shares or	Other	Units, or
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Units That	Rights That	Other Rights
	Options	Options	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	That Have
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested	Not Vested
Jeff Krstich	316,000	684,000	__	$1.00	2016	__	__	__	__
Kenneth C. Aldrich	136,000	114,000	__	$1.00	2016	__	__	__	__
Jeffrey D. Janus	136,000	114,000	__	$1.00	2016	__	__	__	__
William B. Adams	136,000	114,000	__	$1.00	2016	__	__	__	__

2006 Equity Participation Plan

The 2006 Equity Participation Plan provides for the grant of stock options or restricted stock to our employees, officers, directors and consultants and was approved by our stockholders prior to the Share Exchange. Options may be either “incentive stock options” or non-qualified options under the federal tax laws and will have an exercise price equal to at least fair market value as of the grant date. A total of 15,000,000 shares of common stock have been reserved for issuance under the Plan, subject to adjustments for certain corporate transactions or events. The purpose of the Plan is to enable us to offer non-employee directors, officers, other key employees and consultants of the Company and our subsidiaries and affiliates, equity-based incentives, thereby attracting, retaining and rewarding these participants and strengthening the mutuality of interests between these participants and our stockholders. The Plan is administered by the board of directors as a whole. The board of directors has the power to determine the terms of any restricted stock or options granted under the Plan. Grants under the Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the optionee only by such optionee. The Plan provides for the grant of stock options, including incentive stock options and non-qualified stock options, restricted stock and other equity-based awards.

Stock Option Grants
The board may grant options qualifying as incentive stock options under the Internal Revenue Code and nonqualified stock options. The term of an option will be fixed by the Board, but will not exceed ten years (or five years in the case of an incentive stock option granted to a person beneficially owning shares representing 10% or more of the total combined voting power of all classes of our stock, referred to as a 10% stockholder). The option price for any option will not be less than the fair market value of the common stock on the date of grant (or 110% of the fair market value in the case of an incentive stock option granted to a 10% stockholder). Generally, the fair market value will be the closing price of the common stock on the applicable trading market. Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. Payment may be made (i) in cash; (ii) in a cash equivalent acceptable to the Board; (iii) by the transfer to us of shares owned by the participant for at least six months on the date of transfer; (iv) if the common stock is traded on an established securities market, the board may approve payment of the exercise price by a broker-dealer or by the option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the option holder’s written irrevocable instructions to deliver the common stock acquired upon exercise of the option to the broker-dealer; or (v) any other method acceptable to the Board and in compliance with applicable laws.

Restricted Stock
The board is authorized to grant restricted stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of and which shall be subject to such risks of forfeiture and other restrictions as the board may impose. Unless otherwise determined by the board, the purchase price for any restricted stock grant will be not less than 85% of the fair market value of common stock on the date of grant or at the time the purchase is consummated (or 100% of the fair market value in the case of restricted stock granted to a 10% stockholder). Generally, the fair market value will be the closing price of the common stock on the applicable trading market. Payment for shares purchased pursuant to a restricted stock grant may be made in (i) cash at the time of purchase; (ii) at the discretion of the board, according to a deferred payment or other similar arrangement with the participant; or (iii) in any other form of legal consideration that may be acceptable to the board in its discretion. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, unless otherwise determined by the board.

Option Exercises and Stock Vested During Last Fiscal Year

No named executive officer exercised an option to purchase our Common Stock in the fiscal year ended December 31, 2007. No named executive officer has a restricted stock grant, restricted stock unit or other similar instrument.

Potential Payments upon Termination or Change in Control

Assuming a change in control took place on December 31, 2007 and each of the named executive officers was terminated without cause immediately following the change in control, the foregoing individuals would have received the following amounts as a result of such accelerated vesting:

Remaining Unamortized Option Expense Upon Change in Control(1)

Jeff Krstich	$427,305
Kenneth C. Aldrich	$71,217
Jeffrey D. Janus	$71,217
William B. Adams	$71,217

(1)
Amounts shown in this column reflect the remaining unamortized compensation costs as determined pursuant to FAS 123R for option awards that would be accelerated in connection with a termination following a change in control transaction. The assumptions used to calculate the value of option awards are set forth in Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007. There can be no assurance that the options will ever be exercised (in which case no value will actually be realized by the executive) or that the value on exercise will be equal to the FAS 123R value shown in this column.

Compensation of Directors

The following table sets forth information concerning the compensation earned during the last fiscal year by each individual who served as a director at any time during the fiscal year, other than directors who are listed in the Summary Compensation Table:

2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	Total
Donald A, Wright	$40,000	—	$58,470	$98,470
Paul V. Maier (2)	$30,000	—	$22,928	$52,928
Edward O. Hunter (2)	$20,000	—	$22,928	$42,928

(1)
Valuation based on the dollar amount recognized for financial statement reporting purposes pursuant to FAS 123R. The assumptions used with respect to the valuation of option grants are set forth in Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2006 filed with the SEC on July 9, 2007.

(2)	Mr. Maier and Mr. Hunter, both joined the Outside Board of Directors in July of 2007, and their compensation was prorated for their partial year of service.

Upon joining the Board, outside directors receive an initial option grant of 50,000 shares of Common Stock. The initial option grant will vest at a rate of 2% per month, starting one month after they join the company.  In December 2007, Mr. Wright received another option grant of 50,000 shares of Common Stock, with the same vesting rate.

Outside directors receive an annual retainer of $40,000 for service on the Board and for service on any committee of the Board of Directors, Audit Committee, Compensation Committee or Governance Committee. In addition, an outside director serving as the chair of the Board of Directors, the Governance Committee or the Audit Committee will receive an additional annual retainer of $20,000.

Directors who are also employees of International Stem Cell Corporation do not receive any additional compensation for their services as members of the Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding options and shares reserved for future issuance under our current equity compensation plans as of December 31, 2007:

Plan Category	Number of Shares to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in Column(a)) (c)

Equity compensation plans approved by stockholders(1)	15,000,000	$ 1.17	11,192,500

(1)
Represents stock options under the 2006 Equity Participation Plan (the “Plan”). The options granted under the Plan may be either qualified or non-qualified options. Up to 15,000,000 options may be granted to employees, directors and consultants under the Plan. Options may be granted with different vesting terms and expire no later than 10 years from the date of grant. In 2007, the company had 3,807,500 options outstanding with a weighted average exercise price of $1.17 and were granted under the Plan. Stockholders approved the Plan effective December 1, 2006.

Material Features of the 2006 Stock Plan

As of December 31, 2007, we had reserved 15,000,000 shares of our Common Stock for issuance under the 2006 Stock Plan. At December 31, 2007, there were 3,807,500 shares issuable upon exercise of outstanding options under the 2006 Stock Plan, at a weighted average exercise price of $1.17. Options granted under the 2006 Stock Plan will generally have a 10-year term and vest at the rate of 2% per month commencing the following month of grant. Options granted under our 2006 Stock Plan provide for full acceleration of the unvested portion of an option if the option is not assumed or substituted by an acquiring entity upon a “Change in Control,” as defined under the 2006 Stock Plan.

RELATED PERSON TRANSACTIONS

Pursuant to our code of business conduct and ethics, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into transactions which create, or would appear to create, a conflict of interest with us. Our Audit Committee is responsible for reviewing and approving related party transactions. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

Except with respect to the Share Exchange Agreement and the transactions described below, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares, nor any of our promoters, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction for the past two years or in any presently proposed transaction to which we were or are to be party. None of our directors or executive officers is indebted to us.

As of March 3, 2008, we owed an aggregate of $243,791 to Kenneth C. Aldrich, our Chief Executive Officer and Chairman, and William B. Adams, our Chief Financial Officer, Secretary and Director, for a management fee owed to them by ISC California. The largest aggregate amount of principal outstanding balance during 2007 was $749,778.  The management fee relates to the management of the Lifeline Cell Technology, LLC, the wholly-owned operating subsidiary of ISC California, from inception until November 1, 2006. Messrs. Aldrich and Adams each accrued the management fee at a rate of $5,000 per month per person plus accrued interest at 10% per annum on the unpaid balance until June 1, 2006, when each person’s management fee was increased to $10,000 per month, per person. When Mr. Adams and Aldrich became employees of ISC California on November 1, 2006, accrual of the management fee ceased. During last quarter of 2007, Mr. Aldrich requested the company to defer his management fee payments in an effort to help the company reduce its cash flow requirements until the company was successful in a substantial fund raising effort.  Principal and interest payments were $255,000 and $30,290, respectively.

From time to time, various persons, including certain officers, directors, principal shareholders, and their affiliates, have advanced funds to Lifeline and/or ISC California for operating expenses. All such advances have been repaid. In connection with certain of such advances, warrants were issued to the lenders. During the last quarter of 2007, Mr. Aldrich loaned the company $500,000, which was to be converted into preferred stock when the company started to raise money through its Series A Preferred Stock placement efforts. This loan was converted into shares of preferred stock in January 2008.

In contemplation of the Share Exchange Agreement, ISC California entered into a Financial Advisory Agreement, dated October 18, 2006 with Halter Financial Group, L.P. (“Halter) pursuant to which ISC paid $450,000 to Halter. Halter. is wholly owned by Timothy P. Halter, who was the sole director of BTHC III, Inc. The agreement expired on October 18, 2007.

During 2007, in an effort to raise funds, the company and Mr. Aldrich signed a convertible note where Mr. Aldrich would loan the company $500,000.

On January 15, 2008, to obtain funding for working capital, International Stem Cell Corporation (the “Company”) entered into a subscription agreement (the “Agreement”) with accredited investors (the “Investor”) for the sale between one million and five million of Series A Preferred Stock (“Preferred”). Units consists of one (1) share of Preferred and two (2) Warrants (“Warrants”) to purchase Common Stock for each $1.00 invested. The Preferred is convertible into shares of common stock at $0.95 per share and the warrants are exercisable at $0.50 per share. The Preferred has an antidilution clause whereby, if the Company issues $1,000,000 or more of equity securities or securities convertible into equity at a price below the respective exercise prices of the Preferred or the Warrants, the prices shall be adjusted downward to equal the price of the new securities. The Preferred shall have priority on any sale or liquidation of the Company equal to the purchase price of the Units, plus a liquidation premium of 6% per year. If the Company elects to declare a dividend in any year, it must first pay to the Preferred a dividend of the greater of 6% of the Unit price or the amount of the dividend the Preferred holder would receive if converted just prior to the dividend declaration. Each share of Preferred shall have the same voting rights as the number of shares of Common Stock into which it would be convertible on the record date. During this round of financing, we raised $1,000,000, which includes the conversion of the $500,000 loan from Mr. Kenneth A. Aldrich.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
 AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 11, 2008, by (i) each person who is known by us to beneficially own 5% or more of our common stock, (ii) each of our directors and executive officers, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. Unless otherwise specified, the address for each of the following persons is 2595 Jason Court, Oceanside, CA 92056.

	Amount of	Percent of
	Beneficial	Beneficial
Name of Beneficial Owner	Ownership	Ownership(1)
Directors and Officers (2):
Jeff Krstich — Chief Executive Officer (3) (*)	388,000	1.06%
William B. Adams — Chief Financial Officer and Secretary (4)	2,128,685	5.82%
Kenneth C. Aldrich — Chairman of the Board and Executive Vice President (4,5)	3,576,326	9.77%
Jeffrey Janus — President and CEO of Lifeline Cell Technology (4)	2,202,807	6.02%
Donald A. Wright — Director	18,700	*
Paul V. Maier — Director	11,000	*
Edward O. Hunter — Director	9,000	*
All Executive Officers and Directors as a group (7 persons)	8,334,518	22.67%
5% Holders:
Gregory Keller (6)	2,077,179	5.68%
William Peeples (7)	2,779,174	7.60%

*	Less than 1%.

(1)	Based on 35,369,495 shares currently outstanding plus shares issuable under derivative securities which are exercisable within 60 days of February 29, 2008.

(2)	The business address for each director and officer is 2595 Jason Court, Oceanside, CA 92056.

(3)
Includes options to purchase up to 388,000 shares of our common stock under options exercisable within 60 days of this filing. Mr. Krstich also holds options to purchase an additional 900,000 shares which are not currently exercisable. In January 2008, Mr. Krstich passed away, but the Board of Directors determined to keep Mr. Krstich’s stock options vesting based on the initial vesting schedule.

(4)	Includes options to purchase up to 148,000 shares of our common stock under options exercisable within 60 days of February 29, 2008.

(5)
Mr. Aldrich’s shares are held, in part, through YKA Partners, a California limited partnership. Mr. Aldrich is the investment manager of YKA Partners and controls the disposition of these shares. The address for YKA Partners is 157 Surfview Drive, Pacific Palisades, CA 90272.

(6)	The address for Mr. Keller is 771 Via Manana, Santa Barbara, CA 93108.

(7)	The address for Mr. Peeples is 877 Gwyne Ave., Santa Barbara, CA 93111.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were met.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2009 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than November 14, 2008. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than November 14, 2008.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2007 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

William B. Adams
Chief Financial Officer and Secretary

March 21, 2008

INTERNATIONAL STEM CELL CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
 TO BE HELD ON April 22, 2007

     The undersigned hereby appoints Kenneth C. Aldrich and Jeffrey D. Janus, as attorney and proxies of the undersigned, each with full power of substitution, to vote all of the shares of stock of International Stem Cell Corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hilton Garden Inn, located at 6450 Carlsbad Boulevard, Carlsbad, CA 92011, on Tuesday, April 22, 2008, at 9:00 a.m. local time and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     The shares represented by this proxy card will be voted as directed or, if this card contains no specific voting instructions, these shares will be voted in accordance with the recommendations of the Board of Directors.

     YOUR VOTE IS IMPORTANT. You are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, which is postage prepaid if mailed in the United States.

Please Detach Here You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope

DETACH PROXY CARD HERE

The Board of Directors recommends a vote FOR all proposals.

1. To elect Donald A. Wright, Paul V. Maier, Edward O. Hunter, Kenneth C. Aldrich, William B. Adams and Jeffrey D. Janus as directors to hold office until the 2009 Annual Meeting of Stockholders.

(INSTRUCTION: To withhold authority to vote for any individual nominee mark the “Exceptions” box above and write the name of the nominee(s) that you do not wish to vote for on the line below.)

☐	FOR ALL	☐	WITHHOLD ALL	☐	EXCEPTIONS

EXCEPTIONS:

2. To ratify the selection of Vasquez and Company, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008.
☐	FOR	☐	AGAINST	☐	ABSTAIN

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Please sign below, exactly as name or names appear on this proxy. If the stock is registered in the names of two or more persons (Joint Holders), each should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give printed name and full title. If more than one trustee, all should sign.

Dated:	, 2008

Signature

Signature

Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail this proxy in the return envelope so that your stock may be represented at the meeting.